UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2026

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VECO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2026, Veeco held its 2026 Annual Meeting. The matters voted on at the meeting are described in detail in the Company’s proxy statement for the meeting, which was filed with the SEC on March 19, 2026.

As of the record date for the meeting, there were 60,391,991 shares of common stock outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting. Each of the directors up for election was elected and each of the other matters was approved by the required number of votes on each such matter. The terms of each of the following directors continued after the meeting: Richard A. D’Amore, Keith D. Jackson, Mary Jane Raymond, Sujeet Chand, Ph.D., William J. Miller, Ph.D., and Thomas St. Dennis.

The final voting results were:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) Kathleen A. Bayless	52,298,202	481,801	3,857,802
(b) Gordon Hunter	51,471,239	1,308,764	3,857,802
(c) Lena Nicolaides, Ph.D.	52,061,628	718,375	3,857,802

Matter	For	Against	Abstained	Broker Non-votes
2. Approval of an amendment to Veeco’s 2019 Stock Incentive Plan	52,097,302	657,797	24,904	3,857,802

Matter	For	Against	Abstained	Broker Non-votes
3. Approval of the advisory vote on executive compensation	52,497,685	255,778	26,540	3,857,802

Matter	For	Against	Abstained	Broker Non-votes
4. Ratification of the appointment of KPMG LLP	56,517,160	100,344	20,301	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2026	VEECO INSTRUMENTS INC.

	By:	/s/ Kirk Mackey
	Name:	Kirk Mackey
	Title:	Vice President, General Counsel